EXHIBIT 10 (b)


                       AMMENDMENT TO EMPLOYMENT AGREEMENT



      AGREEMENT made effective as of the ___ day of December, 2000, by and between Legal Club of America Corporation with its principal offices at 1601 N. Harrison Pkwy., Bldg. A, Suite 200 Sunrise, Florida (the "Company") and Brett Merl, an individual residing at 10213 Vestal Court, Coral Springs, Florida 33071 (the "Executive").

Effective January 1st 2001, the executive hereby agrees to amend the following section of his employment agreement to be as follows:

Section (3) "Compensation" shall be changed so that effective 01/01/2001 the annual salary of the executive will be reduced to reflect an annual pay scale of $250,000.00. In addition, on a go forward basis the minimum annual increase will be reduced from 20% to 10%.

Additionally, Section (5) "Benefits" shall be amended to included the following sentence: "The executive will also be entitled to receive Long Term Disability at the expense of the Company. "


IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                   LEGAL CLUB OF AMERICA CORPORATION



                   By: /s/ Michael Samach
                       -----------------------------
                       Chief Financial Officer
                       -----------------------------
                       (Title)



                   Executive


                   /s/ Brett Merl
                   ---------------------------------
                   Brett Merl


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